Exhibit 4.8

NUMBER			UNITS
U-
SEE REVERSE FOR CERTAIN DEFINITIONS	VIRAGEN, INC.
CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                                                                                                                  is the owner of                                                           Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.01 per share (“Common Stock”), of Viragen, Inc., a Delaware corporation (the “Company”), and one (1) warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $              per share (subject to adjustment). Each Warrant will become exercisable on                         , 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on                         , 2012 (the “Expiration Date”). The Common Stock and Warrant comprising the Units represented by this certificate are not transferable separately prior to                         , 2007, subject to earlier separation in the discretion of Dawson James Securities, Inc.; provided, however, in no event will Dawson James Securities, Inc. allow separate trading until (i) the preparation of a balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering of the Units and the filing of such balance sheet with the Securities and Exchange Commission on a Form 8-K or similar form by the Company which includes such balance sheet; (ii) the Company files a Form 8-K and issues a press release announcing when such separate trading will begin; and (iii) the business day following the earliest to occur of the expiration of the over-allotment option or the exercise of the over-allotment option in full. The terms of the Warrants are governed by a Warrant Agreement, dated as of                         , 2006, between the Company and Mellon Investor Services LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at                                     ,             ,                                  , and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:		By:
	President		Secretary

[CORPORATE SEAL]

VIRAGEN, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	–	Custodian
		(Cust)	(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Unites on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).